UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2010

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24663 Mound Road
Warren, MI  48091
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

586-486-5308

(Former Name or Former Address, if Changed Since Last Report.)

2701 Cambridge Court, Suite 100
Auburn Hills, MI  48326

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2011, John M. (Pete) Salpietra and Nick DeMiro were elected to our Board of Directors.

Since 2006, Mr. DeMiro has been the President of Mayco International, LLC, a privately held, global leader in automotive design, engineering, tooling, and manufacturing of plastic systems and modules.  Mr. DeMiro has 8 years of active and reserve military service as an Aviation Officer in the U.S. Army.  Mr. DeMiro holds a B.S. in Mechanical Engineering from the United States Military Academy, West Point and an M.S. in Systems Management from the University of Southern California.

Mr. Salpietra co-founded Val-Tec Plastics, a manufacturer of plastic injection molds, in 2005 and is a shareholder.  In addition, since 2005, Mr. Salpietra has been the majority owner and managing partner of Moose Ridge Golf Course in South Lyon, MI.  Mr. Salpietra retired from C.H. Robinson Company in 2005 as its National Vice President.  Mr. Salpietra attended Youngstown State University (1972-1976).  Mr. Salpietra founded the Salpietra Family Charitable Foundation in 2007 and has funded an endowed scholarship at Youngstown State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE:  March 28, 2011                                                       By: /s/ Daniel V. Iannotti
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Daniel V. Iannotti
Vice President, General Counsel and
Secretary